POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Nicola Cotugno, Raffaele Grandi and Domingo Valdés P. to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any Registration Statement on Form F-6 (the “Registration Statement”) of Enel Chile S.A. under the Securities Act of 1933, as amended, and all amendments, including post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Herman Chadwick	Chairman of the	January 30, 2018
Herman Chadwick	Board of Directors

/s/ Giulio Fazio	Director	January 31, 2018
Giulio Fazio

/s/ Salvatore Bernabei	Director	January 30, 2018
Salvatore Bernabei

/s/ Pablo Cabrera	Director	January 30, 2018
Pablo Cabrera

/s/ Fernán Gazmuri	Director	January 30, 2018
Fernán Gazmuri

/s/ Gerardo Jofré	Director	January 30, 2018
Gerardo Jofré

/s/ Vicenzo Ranieri	Director	January 30, 2018
Vicenzo Ranieri

/s/ Nicola Cotugno	Chief Executive Officer	January 30, 2018
Nicola Cotugno	(Principal Executive Officer)

/s/ Raffaele Grandi	Chief Financial Officer	January 30, 2018
Raffaele Grandi	(Principal Financial Officer)

/s/ Paolo Pirri	Chief Accounting Officer	January 30, 2018
Paolo Pirri

Authorized Representative in the U.S. for Enel Chile S.A.

/s/ Donald J. Puglisi	January 30, 2018
Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates

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